Exhibit 10.6.5
Summary of 2009 Incentive Plans
     On January 21, 2009, the Board of Directors of Pinnacle West, acting on the recommendation of the Board’s Human Resources Committee (the “Committee”), approved the 2009 Pinnacle West Employee Incentive Plan (the “Pinnacle West Incentive Plan”) and the 2009 APS Employee Incentive Plan (the “APS Incentive Plan”) (collectively, the “2009 Plans”). The 2009 Plans provide incentive award opportunities for Pinnacle West and APS employees, including the following “named executive officers” from the Company’s proxy statement relating to its 2009 Annual Meeting: James R. Hatfield, Senior Vice President and Chief Financial Officer; Donald E. Brandt, Pinnacle West’s President and Chief Operating Officer and the Chief Executive Officer of APS; Randall K. Edington, Executive Vice President and Chief Nuclear Officer of APS; and Steven M. Wheeler, Executive Vice President, Customer Service and Regulation, of APS. Mr. Post will be retiring this year and will not be participating in the 2009 Plans.
     From January 1, 2009 through April 30, 2009, Mr. Brandt’s incentive opportunities will be under the APS Incentive Plan. As discussed above, Mr. Brandt will be assuming the positions of Chairman of the Board and Chief Executive Officer of Pinnacle West, effective April 30, 2009. As a result, Mr. Brandt’s incentive opportunities from May 1, 2009 through December 31, 2009 will be under the Pinnacle West Incentive Plan. As required by the Committee’s Charter, the Committee, rather than the Board, approved the “Chairman and CEO” component of the Pinnacle West Incentive Plan for Mr. Brandt for this eight-month period. Mr. Brandt’s incentive opportunities under the Pinnacle West Incentive Plan and the APS Incentive Plan will be pro-rated based on the number of months he is subject to each 2009 Plan.
     The award opportunity for Mr. Brandt is based on APS’ 2009 earnings (while he is subject to the APS Incentive Plan) and on Pinnacle West’s 2009 earnings (while he is subject to the Pinnacle West Incentive Plan), excluding, in each case, impacts from certain Arizona Corporation Commission rate decisions. The Committee will evaluate impacts of unusual or nonrecurring adjustments on actual earnings. Once the earnings threshold is met, the achievement of the level of earnings generally determines what award, if any, the participant receives. However, the amount of the award, if any, is in the sole discretion of the Committee. Accordingly, the Committee may consider factors other than earnings, such as shareholder value creation, customer service, financial strength, operating performance, and safety. Subject to the foregoing, Mr. Brandt has an award opportunity of up to 50% of his base salary if a threshold earnings level is met, up to 100% of his base salary if a midpoint earnings level is met, and up to 150% of his base salary if a maximum earnings level is met.
     In the case of Messrs. Hatfield, Edington and Wheeler, the APS Incentive Plan is composed of two components, one of which is based on APS’ 2009 earnings and the other on the achievement of specified business unit results. For Messrs. Hatfield, Edington and Wheeler, once the specified APS earnings threshold is met (subject to the potential earnings adjustments discussed above), the achievement of the level of earnings and business unit results generally determines what award, if any, they will receive. However, the amount of the award, if any, to each participant in the APS Incentive Plan is in the sole discretion of the Committee. Accordingly, the Committee may consider factors other than APS earnings and the achievement of business unit results, such as shareholder value creation, customer service, financial strength, operating performance, safety, and the Chief Executive Officer’s assessment of the officer’s individual performance during the year, to measure performance. Subject to the foregoing, Mr. Hatfield, Mr. Edington and Mr. Wheeler each has an award opportunity of up to 25% of his base salary if the midpoint earnings level is met and up to 50% of his base salary if the maximum earnings level is met.
     In the case of Mr. Hatfield, Mr. Edington and Mr. Wheeler, the APS Incentive Plan details “critical success indicators” for specific business units. Once an APS earnings threshold is met, the Committee will consider the achievement of the critical success indicators, which the Committee may weigh as it deems appropriate in determining an incentive opportunity for each individual up to 50% of his base salary. In the case of Mr. Hatfield, the Committee will consider the following key critical success indicators in the Shared Services business unit: (i) the average of the Fossil business unit results (safety performance, environmental performance and production) and the Palo Verde business unit results (safety performance; performance improvement in other key areas, such as equipment reliability and plant metrics; production, including site capacity factor and outage durations; and financial performance); (ii) the Customer Service, Delivery and Regulatory business unit results (safety performance, customer experience survey, business performance trends, customer reliability, and environmental performance); (iii) shared services costs; and (iv) shared services safety. In the case of Mr. Edington, the Committee will consider the following key critical success indicators in the Palo Verde Nuclear Generation Station business unit: safety performance; performance improvement in other key areas, such as equipment reliability and plant metrics; production, including site capacity factor and outage durations; and financial performance. In the case of Mr. Wheeler, the Committee will consider the following key critical success indicators in the Customer Service, Delivery, and Regulatory business unit: safety performance; customer experience survey; business performance trends; customer reliability; and environmental performance.